EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: December 28, 2023

Cavalry Fund I LP

By: Cavalry Fund I Management LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

Cavalry Fund I Management LLC

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

Cavalry Investment Fund LP

By: Cavalry Fund GP, LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Managing Member

Cavalry Fund GP, LLC

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Managing Member

By:	/s/ Thomas Walsh
Thomas Walsh